UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Incubate This! Inc.
             ------------------------------------------------------
                 (Name of small business issuer in its charter)

         Colorado                                       93-0969365
- -----------------------------                 -------------------------
(State or other jurisdiction                    (I.R.S. Employer or
of incorporation organization)                        Identification No.)


265 Sunrise Avenue, Suite 204
Palm Beach, FL 33480                                     33480
----------------------------------------        -------------------------
(Address of principal place of business)               (zip code)


                               Incubate This! Inc.
              YEAR 2000 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN
             ------------------------------------------------------
                            (Full title of the plan)


                               Incubate This! Inc.
                          Sharone Perlstein, President
                          265 Sunrise Avenue, Suite 204
                              Palm Beach, FL 33480
                                 (561) 832-5696
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)


Copies to:

                        Mintmire & Associates
                        265 Sunrise Avenue, Suite 204
                        Palm Beach, FL 33480
                        (561) 832-5696




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CALCULATION OF REGISTRATION FEE

TITLE OF         PROPOSED    PROPOSED     MAXIMUM      AMOUNT OF
SECURITIES       AMOUNT      MAXIMUM      AGGREGATE    REGISTRATION
TO BE            TO BE       OFFERING     OFFERING     FEE (1)
REGISTERED       REGISTERED  PRICE        PRICE
                             PER SHARE    PER SHARE
---------------  ----------  ----------   -----------  ------------
Common Stock      1,000,000   $ 0.02        $20,000    $5.00
$.001 par value

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the book value of the Company's Common Stock on May 3, 2000 since there is no current market in their stock.

(2) Represents the maximum number of shares which may be issued under the Incubate This! Inc. Employee/Consultant Stock Compensation Plan (the "Plan").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

(1)  The Registrant's Initial Report on Form l0KSB filed on April 13, 2000; and

(2)  All other reports filed by the Registrant  with the Commission  pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act prior to and since the end of the period covered by the Form 10SB referred to above; and

(3) The description of the Common Stock of the Registrant contained in the Form 10KSB referred to above.

         All documents filed by the Registrant  with the Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         The Articles of Incorporation of the Company provided that no director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under C.R.S. Section 7-5-114 or any amendment thereto or successor provision thereto; (b) shall have breached the director's duty of loyalty to the Corporation or its shareholders; (c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Colorado law or as may be permitted in the future by changed or enactments on Colorado law, including without limitation C.R.S. Section 7-2-102 and/or C.R.S. Section 7-3-101.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8.    Exhibits.

5.1    *   Opinion of Mintmire & Associates

10.35  *   Incubate This! Inc. Year 2000 Employee/Consultant Stock Compensation
           Plan

23.1   *   Consent of Varma & Associates, CPAs

23.2       Consent of Mintmire & Associates (contained in the opinion filed as
           Exhibit 5.1 hereof)
------------------------
(* filed herewith)

Item 9. Undertakings.

The Registrant hereby undertakes:

(1)  to file, during any period in which it offers or sells  securities,  a post
     effective   amendment  to  this  registration   statement  to  include  any
     prospectus required by Section 10(a) (3) of the Securities Act;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

(3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf on May 3, 2000.

                                Incubate This! Inc.

                                By: /s/ Sharone Perlstein
                                ---------------------------------
                                  Sharone Perlstein
                                  President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                             Date
-------------                    -----------                       --------

/s/ Sharone Perlstein            Sole Officer and Director         May 3, 2000
---------------------------      and Chief Executive Officer
Sharone Perlstein